                                                                    Exhibit 99.1

        HARMONIC ANNOUNCES UNAUDITED FOURTH QUARTER AND YEAR-END RESULTS

                 STRONG SALES, GROSS MARGIN AND EARNINGS GROWTH;
                              ANNUAL REVENUE UP 36%

SUNNYVALE, CALIF.--JANUARY 20, 2005--Harmonic Inc. (Nasdaq: HLIT) today announced its unaudited results for the quarter and year ended December 31, 2004. The results are in line with the Company's preliminary estimates for net sales announced on January 13, 2005.

For the fourth quarter of 2004, the Company reported net sales of $85.6 million, up 69% from $50.6 million in the previous quarter and up 52% from $56.3 million in the fourth quarter of 2003. Shipments in the fourth quarter of 2004 included sales of approximately $8-10 million which were originally expected to be recorded as revenue in the third quarter of 2004. For the full year 2004, the Company reported net sales of $248.3 million, up 36% from $182.3 million in 2003. International sales represented 36% of total sales for the fourth quarter and 42% for the full year of 2004, up from 30% and 29%, respectively, for the corresponding periods in 2003.

The CS division, which designs, manufactures and markets digital headend systems for a number of markets, had divisional net sales of $67.7 million in the fourth quarter, up from $34.6 million in the previous quarter. The BAN division, which designs, manufactures and markets fiber optic products for broadband cable networks, had divisional net sales of $17.9 million, up from $16.0 million in the previous quarter.

As a result of the product mix, increased sales volume and cost reduction efforts, the Company achieved significant gross margin improvement for the fourth quarter and for the full year of 2004, compared to the same periods in 2003.

For the fourth quarter of 2004, GAAP net income was $10.2 million, or $0.14 per diluted share, compared to $1.4 million, or $0.02 per diluted share, for the same period of 2003. For the full year 2004, GAAP net income was $1.6 million, or $0.02 per diluted share, compared to a net loss of $29.4 million, or $0.47 per share, in 2003. Excluding an inventory benefit relating to the sale of previously reserved inventory and the effects of non-cash accounting charges for the amortization of intangibles, non-GAAP net income for the fourth quarter of 2004 was $12.7 million, or $0.17 per diluted share, compared to $1.2 million, or $0.02 per diluted share, for the same period of 2003. For the full year 2004, non-GAAP net income was $11.4 million, or $0.16 per diluted share, compared to a net loss of $18.8 million, or $0.30 per share in 2003. At the end of the fourth quarter of 2004, the Company had cash, cash equivalents and short-term investments of $100.6 million, up from $89.4 million at the end of the previous quarter.

"We are very pleased with our strong sales, gross margin and earnings growth for the fourth quarter and for the year," said Anthony J. Ley, Chairman, President and Chief Executive Officer. "During the quarter, we received significant orders from cable customers for our digital headend systems for simulcasting. This permits the transmission of high quality digital TV channels and helps reclaim bandwidth for more HD channels, video on demand and IP services.

"We continued to strengthen our business in the satellite segment, with major MPEG-2 installations for both standard and high-definition channels. At the same time, we were working with our key satellite customers on new technology for both advanced codecs and new IP applications. In the telco market, we shipped more of our next generation encoders for video-over-DSL deployments, including MPEG-4 for a European customer, and we made our first volume shipments of fiber optic products for fiber-to-the-premises applications."

"During 2004, we made significant progress toward our long-term objective of diversifying our business across different markets, driven by the intensifying competition among cable, satellite and telco operators. We are also encouraged by our stronger international business in a number of regions, especially in Europe. While the timing and scale of new telco projects remains difficult to predict from quarter to quarter, we are optimistic about our prospects in 2005 and beyond."

For the first quarter of 2005, the Company expects net sales in the range of $70 million to $75 million, with GAAP net income in the range of $0.02 to $0.06 per share and non-GAAP net income, excluding the amortization of intangibles, of $0.07 to $0.11 per share. For the first six months of 2005, the Company expects net sales of approximately $150 million.

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
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A broadcast of the conference call can be accessed on the Company's website at www.harmonicinc.com or by calling +1-617-786-2961 (participant code 80352909). The replay will be available after 5:00 p.m. on January 20 at the same website address or by calling
+1-617-801-6888 (participant code 80352909).

ABOUT HARMONIC INC.

Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic's open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.

Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company's customers, including many of the world's largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

This press release contains forward-looking statements within the meaning of
Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, including statements related to our unaudited financial results for the fourth quarter and year ended December 31, 2004; our expected net sales, GAAP net income per share and non-GAAP net income per share for the first quarter of 2005; our expected net sales for the first six months of 2005; our expectations regarding diversifying our business across different markets to take advantage of intensifying competition among cable, satellite and telco operators; and our optimism about our prospects in 2005 and beyond. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include risks that actual results could vary perhaps materially following completion of the audit of our 2004 operating results by our registered public accountants, delays or decreases in capital spending in the cable and satellite industry, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic's international operations, inventory management problems, the effect of competition, difficulties associated with rapid technological changes in Harmonic's markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2003, its quarterly reports on Form 10-Q and its current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.

Editor's Note:    Product and company names used here are trademarks or
                  registered trademarks of their respective companies.


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
                                  HARMONIC INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                 DECEMBER 31, 2004     DECEMBER 31, 2003
                                                                 -----------------     -----------------
Assets
Current assets:
     Cash and cash equivalents                                     $    26,603           $    41,877
     Short-term investments                                             74,004                70,720
     Accounts receivable, net                                           64,148                37,909
     Inventories                                                        41,763                22,425
     Prepaid expenses and other current assets                           8,504                 6,815
                                                                   -----------           -----------

     Total current assets                                              215,022               179,746

Property and equipment, net                                             19,611                23,458

Intangibles and other assets                                             7,723                21,522
                                                                   -----------           -----------

                                                                   $   242,356           $   224,726
                                                                   ===========           ===========

Liabilities and stockholders' equity
Current liabilities:
     Current portion of long-term debt                             $     1,067           $     1,027
     Accounts payable                                                   22,381                14,863
     Income taxes payable                                                7,099                 6,935
     Accrued liabilities                                                67,363                61,532
                                                                   -----------           -----------

     Total current liabilities                                          97,910                84,357
                                                                   -----------           -----------

Long-term debt, less current portion                                     1,272                   629
Accrued excess facilities costs                                         24,085                28,627
Other non-current liabilities                                            8,532                 4,952
                                                                   -----------           -----------

     Total liabilities                                                 131,799               118,565
                                                                   ===========           ===========

Stockholders' equity:
     Common stock                                                    2,039,810             2,036,593
     Accumulated deficit                                            (1,928,984)           (1,930,558)
     Accumulated other comprehensive income                               (269)                  126
                                                                   -----------           -----------

     Total stockholders' equity                                        110,557               106,161
                                                                   -----------           -----------

                                                                   $   242,356           $   224,726
                                                                   ===========           ===========



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
                                  HARMONIC INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED                 YEAR ENDED
                                             ----------------------------    ----------------------------
                                             DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                 2004            2003            2004            2003
                                             ----------      ------------    ----------      ------------
Net sales                                     $  85,579       $  56,329       $ 248,306       $ 182,276

Cost of sales                                    45,806          33,885         143,811         121,673
                                              ---------       ---------       ---------       ---------

Gross profit                                     39,773          22,444         104,495          60,603
                                              ---------       ---------       ---------       ---------

Operating expenses:
    Research and development                     10,076           8,962          35,585          35,107
    Selling, general and administrative          17,800          10,711          59,742          48,309
    Amortization of intangibles                   1,933           1,933           7,732           7,732
                                              ---------       ---------       ---------       ---------

Total operating expenses                         29,809          21,606         103,059          91,148
                                              ---------       ---------       ---------       ---------

Income/(loss) from operations                     9,964             838           1,436         (30,545)

Interest and other income, net                      483             532             727           1,412
                                              ---------       ---------       ---------       ---------

Income/(loss) before income taxes                10,447           1,370           2,163         (29,133)

Provision for income taxes                          289              --             589             300
                                              ---------       ---------       ---------       ---------

Net income/(loss)                             $  10,158       $   1,370           1,574       $ (29,433)
                                              =========       =========       =========       =========

Net income (loss) per share
     Basic                                    $    0.14       $    0.02       $    0.02       $   (0.47)
                                              =========       =========       =========       =========

     Diluted                                  $    0.14       $    0.02       $    0.02       $   (0.47)
                                              =========       =========       =========       =========

Weighted average shares
     Basic                                       72,275          67,090          72,015          62,288
                                              =========       =========       =========       =========

     Diluted                                     73,221          68,123          73,043          62,288
                                              =========       =========       =========       =========



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
                                  HARMONIC INC.
          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED                        YEAR ENDED
                                                          ------------------------------        ------------------------------
                                                          DECEMBER 31,       DECEMBER 31,       DECEMBER 31,      DECEMBER 31,
                                                              2004               2003               2004              2003
                                                          -----------        -----------        -----------       -----------
Net sales                                                 $    85,579        $    56,329        $   248,306       $   182,276

Cost of sales                                                  45,228             33,780            141,687           118,947
                                                          -----------        -----------        -----------       -----------

Gross profit                                                   40,351             22,549            106,619            63,329
                                                          -----------        -----------        -----------       -----------

Operating expenses:
  Research and development                                     10,076              8,962             35,585            34,587
  Selling, general and administrative                          17,800             12,881             59,742            48,697
                                                          -----------        -----------        -----------       -----------

Total operating expenses                                       27,876             21,843             95,327            83,284
                                                          -----------        -----------        -----------       -----------

Non-GAAP income/(loss) from operations                         12,475                706             11,292           (19,955)

Interest and other income, net                                    483                532                727             1,412
                                                          -----------        -----------        -----------       -----------

Non-GAAP income/(loss) before income taxes                     12,958              1,238             12,019           (18,543)

Provision for income taxes                                        289                 --                589               300
                                                          -----------        -----------        -----------       -----------

Non-GAAP net income/(loss)                                $    12,669        $     1,238        $    11,430       $   (18,843)
                                                          ===========        ===========        ===========       ===========

Non-GAAP net income(loss) per share
  Basic                                                   $      0.18        $      0.02        $      0.16       $     (0.30)
                                                          ===========        ===========        ===========       ===========

  Diluted                                                 $      0.17        $      0.02        $      0.16       $     (0.30)
                                                          ===========        ===========        ===========       ===========

Weighted average shares
  Basic                                                        72,275             67,090             72,015            62,288
                                                          ===========        ===========        ===========       ===========

  Diluted                                                      73,221             68,123             73,043            62,288
                                                          ===========        ===========        ===========       ===========

1. These Non-GAAP Condensed Consolidated Statements of Operations are provided to enhance overall understanding of our current financial performance and our prospects for the future. The presentation of this Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to Non-GAAP results published by other companies. A table reconciling the Non-GAAP net loss to the GAAP net loss follows below.


                                  HARMONIC INC.
                      NON-GAAP TO GAAP LOSS RECONCILIATION
                                   (UNAUDITED)

(IN THOUSANDS)                                          THREE MONTHS ENDED                        NINE MONTHS ENDED
                                              ---------------------------------------   --------------------------------------
                                              DECEMBER 31, 2004     DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2003
                                              -----------------     -----------------   -----------------    -----------------
Non-GAAP net income (loss)                        $ 12,669             $  1,238             $ 11,430             $(18,843)

Items charged to cost of sales:
Amortization of intangibles                         (1,540)              (1,540)              (6,161)              (6,161)
Realized margin on reserved product sold               962                1,435                4,037                4,670
Facilities, severance and other adjustments                                                                        (1,235)
                                                  --------             --------             --------             --------
Total of charges to cost of sales                     (578)                (105)              (2,124)              (2,726)
                                                  --------             --------             --------             --------

Items charged to operating expenses:
Amortization of intangibles                         (1,933)              (1,933)              (7,732)              (7,732)
Loss on litigation settlement                                                                                      (2,670)
Sale of Adelphia account receivables                                      2,170                                     2,170
Facilities, severance and other adjustments                                                                           368
                                                  --------             --------             --------             --------

Total of charges to operating expenses              (1,933)                 237               (7,732)              (7,864)
                                                  --------             --------             --------             --------

GAAP net income (loss)                            $ 10,158             $  1,370             $  1,574             $(29,433)
                                                  ========             ========             ========             ========


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